                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                        THREE MONTHS ENDED DECEMBER 31, 1997
                                                    (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A        Class B
                                                -----------       ----------        -------        -------
Net income, three months ended 12/31/97. . . .  $15,485,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,092,000)                        $ .145
  Class B dividends declared . . . . . . . . .   (4,067,000)                                       $ .150

Undistributed basic earnings . . . . . . . . .  $ 9,326,000        41,523,445         .225           .225
Basic Earnings Per Share . . . . . . . . . . .                                      $ .370         $ .375
Basic Earnings Per Share (rounded) . . . . . .                                      $ .37          $ .38

Dilutive effect of stock options . . . . . . .     (306,000)          406,846
Undistributed diluted earnings . . . . . . . .  $ 9,020,000        41,930,291         .215           .215
Diluted Earnings Per Share . . . . . . . . . .                                      $ .360         $ .365
Diluted Earnings Per Share (rounded) . . . . .                                      $ .36          $ .37

586,000 of the 1,825,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.  Use of the treasury stock buy-back method reduces the dilutive effect of stock options.






                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                       THREE MONTHS ENDED DECEMBER 31, 1996
                                                    (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A        Class B
                                                ---------         -----------       -------        --------
Net income, three months ended 12/31/96. . . .  $14,621,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (1,868,000)                        $ .12875
  Class B dividends declared . . . . . . . . .   (3,496,000)                                       $ .13000

Undistributed basic earnings . . . . . . . . .  $ 9,257,000        41,413,500         .22353         .22353
Basic Earnings Per Share . . . . . . . . . . .                                      $ .35228       $ .35353
Basic Earnings Per Share (rounded) . . . . . .                                      $ .35          $ .35

Dilutive effect of stock options . . . . . . .      (46,000)          352,815
Undistributed diluted earnings . . . . . . . .  $ 9,211,000        41,766,315         .22054         .22054
Diluted Earnings Per Share . . . . . . . . . .                                      $ .34929       $ .35054
Diluted Earnings Per Share (rounded) . . . . .                                      $ .35          $ .35

254,000 of the 1,462,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.  Use of the treasury stock buy-back method reduces the dilutive effect of stock options.



                                                             Exhibit(11)


                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         SIX MONTHS ENDED DECEMBER 31, 1997
                                                    (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A        Class B
                                                ---------         -----------       -------        --------
Net income, six months ended 12/31/97. . . . .  $28,514,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (4,166,000)                        $ .28875
  Class B dividends declared . . . . . . . . .   (7,992,000)                                       $ .29500

Undistributed basic earnings . . . . . . . . .  $16,356,000        41,498,745         .39413         .39413
Basic Earnings Per Share . . . . . . . . . . .                                      $ .68288       $ .68913
Basic Earnings Per Share (rounded) . . . . . .                                      $ .68          $ .69

Dilutive effect of stock options . . . . . . .     (224,000)          443,736
Undistributed diluted earnings . . . . . . . .  $16,132,000        41,942,481         .38462         .38462
Diluted Earnings Per Share . . . . . . . . . .                                      $ .67337       $ .67962
Diluted Earnings Per Share (rounded) . . . . .                                      $ .67          $ .68

318,000 of the 1,675,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period. Use of the treasury stock buy-back method reduces the dilutive effect of stock options.





                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         SIX MONTHS ENDED DECEMBER 31, 1996
                                                   (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A        Class B
                                                ---------         -----------       -------        --------
Net income, six months ended 12/31/96. . . . .  $28,142,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (3,741,000)                        $ .2575
  Class B dividends declared . . . . . . . . .   (7,010,000)                                       $ .2600

Undistributed basic earnings . . . . . . . . .  $17,391,000        41,501,996         .4190          .4190
Basic Earnings Per Share . . . . . . . . . . .                                      $ .6765        $ .6790
Basic Earnings Per Share (rounded) . . . . . .                                      $ .68          $ .68

Dilutive effect of stock options . . . . . . .      (67,000)          257,222
Undistributed diluted earnings . . . . . . . .  $17,324,000        41,759,218         .4149          .4149
Diluted Earnings Per Share . . . . . . . . . .                                      $ .6724        $ .6749
Diluted Earnings Per Share (rounded) . . . . .                                      $ .67          $ .67

231,000 of the 1,341,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.  Use of the treasury stock buy-back method reduces the dilutive effect of stock options.






                                                   Exhibit(11)